                                                                    EXHIBIT 23.1



                    Consent of Independent Public Accountants

We consent to the incorporation by reference of our report dated December 14, 2001 (with respect to the financial statements and schedules of the American Physicians Assurance Corporation 401(k) Plan and Trust included in this Annual Report on Form 11-K for the year ended December 31, 2000) into the Registration Statement on Form S-8 filed in December 2001 by American Physicians Capital, Inc.



/s/ Andrews Hooper & Pavlik P.L.C.
Okemos, Michigan
December 21, 2001